EXHIBIT 10.3
EMPLOYMENT AGREEMENT AMENDMENT
     This Employment Agreement Amendment (“Amendment”) is made and entered into as of March 31, 2007 (the “Effective Date”) by and between Wright Medical Technology, Inc., a Delaware corporation (the “Company”), and F. Barry Bays (the “Employee”).
     WHEREAS, the Company and Employee are parties to an Employment Agreement entered into as of November 22, 2005 (the “Agreement”);
     WHEREAS, the terms of the Agreement provide that it should expire on March 31, 2007; and
     WHEREAS, the parties desire to extend the term of the Agreement for an additional one (1) year term;
     NOW, THEREFORE, based on the foregoing, and for and in consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:
     1. The Agreement is hereby amended by replacing “March 31, 2007” in Paragraph 7(a) with “March 31, 2008” thereby extending the term of the Agreement for an additional one year period.
     2. All other terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.
AGREED AND ACCEPTED

WRIGHT MEDICAL TECHNOLOGY, INC.		F. BARRY BAYS

By:	/s/ Gary D. Henley Gary D. Henley	/s/ F. Barry Bays
President and Chief Executive Officer